RP® FINANCIAL, LC.
Serving the Financial Services Industry Since 1988

October 25, 2010

Boards of Directors
Capitol Federal Savings Bank MHC
Capitol Federal Financial
Capitol Federal Savings Bank
700 Kansas Avenue
Topeka, Kansas 66603

Members of the Boards:

We hereby consent to the use of our firm’s name in the Form AC Application for Conversion and Application H-(e)1-s for Capitol Federal Savings Bank MHC and in the Form S-1 Registration Statement for Capitol Federal Financial, Inc., in each case as amended and supplemented.  We also hereby consent to the inclusion of, summary of and reference to our Appraisal and our statement concerning subscription rights and our statement concerning liquidation rights in such filings including the prospectus and prospectus supplement of Capitol Federal Financial, Inc.

Sincerely,

RP FINANCIAL, LC.

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